FOR IMMEDIATE RELEASE
ARLINGTON TANKERS ADOPTS SHAREHOLDER RIGHTS PLAN
HAMILTON, Bermuda – June 26, 2008 – Arlington Tankers Ltd. (NYSE: ATB) announced today that its Board of Directors has adopted a Shareholder Rights Plan.
In connection with the adoption of the Rights Plan, the Company’s Board of Directors has designated a new series of Series A Junior Participating Preference Shares, and declared a dividend of one right to buy one one-thousandth of a Series A Junior Participating Preference Share for each outstanding Common Share of the Company to shareholders of record as of the close of business on July 7, 2008. Initially, these rights will not be exercisable and will trade with the Company’s Common Shares.
Under the Rights Plan, the rights initially will become exercisable if a person becomes an “acquiring person” by acquiring 20% or more of the Company’s common shares or commences a tender or exchange offer that could result in such person owning 20% or more of the Company’s common shares. If a person becomes an acquiring person, each holder of a right (other than the acquiring person) would be entitled to purchase such number of common shares which are equivalent to the exercise price of the right divided by one-half of the current market price of a common share. If the Company is acquired in a merger or other business combination transaction after any such event, each holder of a right would then be entitled to purchase such number of common shares of the acquiring company’s common shares which are equivalent to the exercise price of the right divided by on-half of the current market price of such common share.
Prior to any acquisition by a person of beneficial ownership of 20% or more of the Company’s common shares, the Rights are redeemable for $0.00001 per Right at the option of the Company’s Board.
“We recently announced that Arlington is engaged in a process to review and evaluate strategic alternatives to enhance shareholder value,” said Edward Terino, Chief Executive Officer, President and Chief Financial Officer of Arlington. “We believe that the adoption of the Shareholder Rights Plan will allow us to proceed with this process in an orderly manner.”
Further details about the Rights Plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission by the Company.

About Arlington Tankers
Arlington Tankers Ltd. is an international seaborne transporter of crude oil and petroleum products. Arlington’s fleet consists exclusively of eight modern double-hulled vessels and is one of the youngest tanker fleets in the world, with an average vessel age of approximately 4.5 years. The fleet consists of two V-MAX tankers, which are specially designed very large crude carriers, two Panamax tankers and four Product tankers. All of the Company’s vessels are employed on long-term time charters. The Company was incorporated in Bermuda in September 2004. The Company completed its initial public offering on the New York Stock Exchange on November 10, 2004.
Safe Harbor Statement
This press release contains certain forward-looking statements and information relating to the Company that are based on beliefs of the Company’s management as well as assumptions made by the Company and information currently available to the Company, in particular the statements regarding the potential effects of the Shareholder Rights Plan, the potential outcomes of the Company’s strategic alternatives analysis and the benefits, if any, that such outcomes may provide to shareholders. When used in this press release, words such as “believe,” “intend,” “anticipate,” “estimate,” “project,” “forecast,” “plan,” “potential,” “will,” “if,” “may,” “should,” and “expect” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. All statements in this document that are not statements of historical fact are forward-looking statements.
The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Many important factors could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others: the possibility that the Company may not pay dividends, the possibility that the Company may not enter into a transaction that is beneficial to its shareholders, the possibility that any transaction entered into may not be consummated, the highly cyclical nature of the tanker industry, global demand for oil and oil products, the number of newbuilding deliveries and the scrapping rate of older vessels, terrorist attacks and international hostilities, and compliance costs with environmental laws and regulations. These and other risks are described in greater detail in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the United States Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statements included in this press release. The Company does not intend, and does not assume any obligation, to update these forward-looking statements.
Contact:
Arlington Tankers Ltd
Edward Terino, Chief Executive Officer and Chief Financial Officer
203-221-2765